Putnam Floating Rate Income Fund, a series of Putnam Funds Trust Period Ended 2/29/2016
1. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 218 to the Registrants Registration Statement filed on September 28, 2015.
2. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 30, 2015 Incorporated by reference to PostEffective Amendment No. 222 to the Registrants Registration Statement filed on November 25, 2015.